UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 25, 2018

Ares Dynamic Credit Allocation Fund, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	811-22535	46-4969053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars

12th Floor

Los Angeles, California 90067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 201-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 25, 2018, John A. Leupp resigned from his positions as Vice President and Portfolio Manager of Ares Dynamic Credit Allocation Fund, Inc. (the “Fund”). Also effective September 25, 2018, (i) each of Charles Arduini and Samantha Milner was appointed as a Vice President and Portfolio Manager of the Fund, and (ii) each of Jason Duko and Kapil Singh was appointed as a Vice President of the Fund.

Mr. Arduini is a Managing Director and Portfolio Manager in the Ares Credit Group. Mr. Arduini joined Ares in 2011.

Ms. Milner is a Managing Director, Portfolio Manager and Head of Research of U.S. Liquid Credit in the Ares Credit Group. Ms. Milner joined Ares in 2004.

Mr. Duko is a Partner and Portfolio Manager of U.S. Liquid Credit in the Ares Credit Group. Prior to joining Ares in 2018, Mr. Duko was a Portfolio Manager at PIMCO.

Mr. Singh is a Partner and Portfolio Manager of U.S. Liquid Credit in the Ares Credit Group. Prior to joining Ares in 2018, Mr. Singh was a Portfolio Manager in the Global Developed Credit Group at DoubleLine Capital

Item 9.01 Financial Statements and Exhibits

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits

Exhibit 3.1  Amended and Restated Bylaws of Ares Dynamic Credit Allocation Fund, Inc.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Ares Dynamic Credit Allocation Fund, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES DYNAMIC CREDIT ALLOCATION FUND, INC.

Date: September 27, 2018	By:	/s/ Daniel J. Hall

	Name:	Daniel J. Hall

	Title:	Secretary